QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 and 15(d) of the
Securities Exchange Act of 1934

February 10, 2004
Date of report (date of earliest event reported)

STANDARD PARKING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-50437	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Chicago, Illinois 60611
(Address of Principal Executive Offices) (Zip Code)

(312) 274-2000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On February 10, 2004, the Registrant issued the following press release:

STANDARD PARKING CORPORATION FILES FOR REGISTRATION
OF ITS CLASS A COMMON STOCK

        CHICAGO, February 10, 2004—Standard Parking Corporation announced today that it has filed a registration statement with the Securities and Exchange Commission to offer an undetermined number of shares of its Class A common stock, par value $0.001 per share, all of which shares will be sold by the Company. William Blair & Company will manage the offering.

        Standard Parking Corporation is a provider of parking facility management services in the United States and Canada.

        A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION
Date: February 12, 2004	By:	/s/ JAMES A. WILHELM James A. Wilhelm, President and Chief Executive Officer

QuickLinks

STANDARD PARKING CORPORATION FILES FOR REGISTRATION OF ITS CLASS A COMMON STOCK
SIGNATURES